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Exhibit I:  Description and Valuation of Transferred Assets at December 31, 2000



Assets                                        Wisconsin Electric Power
------                                         Company Gas Operations
                                              ------------------------
                                               (thousands of Dollars)
Net Property Plant and Equipment                             $277,454
Other Property and Investments                                      -
Current Assets
   Cash and Cash Equivalents                                        -
   Accounts Receivable- Net, Includes
      Accrued Revenue                                         125,777
   Materials, Supplies and Inventories                         36,736
   Prepayments and Other Current
Assets                                                          4,226
                                                             --------
      Total Current Assets                                    166,739
Deferred Charges and other Assets
   Regulatory Assets                                           12,817
   Accumulated Deferred Income Taxes                           21,349
   Goodwill                                                         -
   Other Assets                                                   535
      Total Deferred Charges and Other
       Assets                                                  34,701
                                                             --------
Total Assets                                                  478,894
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Capitalization and Liabilities
------------------------------

Capitalization
   Common Stock Equity                                        364,144
   Preferred Stock Equity                                           -
   Long-Term Debt                                                   -
                                                             --------
      Total Capitalization                                    364,144
Obligations Under Capitalized Leases                                -
Current Liabilities
   Short-Term Debt                                                  -
   Acquisition Debt                                                 -
   Accounts Payable                                            55,817
   Accrued Liabilities and Other                                5,563
                                                             --------
      Total Current Liabilities                                61,380
Deferred Credits and Other Liabilities
   Accumulated Deferred Income Taxes                           36,606
   Regulatory Liabilities                                       8,462
   Other, Including Post-Retirement
      Benefit Obligations                                       8,305
                                                             --------
Total Capitalization and Liabilities                          478,894
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